CNL Strategic Residential Credit, Inc. 10-12G

Exhibit 3.1

ARTICLES OF AMENDMENT AND RESTATEMENT

OF

CNL STRATEGIC RESIDENTIAL CREDIT, INC.

FIRST: The charter of CNL Strategic Residential Credit, Inc., a Maryland corporation (the “Corporation”), is hereby amended to provide that, immediately upon the acceptance of these Articles of Amendment and Restatement for record (the “Effective Time”) by the State Department of Assessments and Taxation of Maryland, each share of Common Stock, $0.001 par value per share, of the Corporation which was issued and outstanding immediately prior to the Effective Time shall be changed into one issued and outstanding share of Class E Common Stock, $0.001 par value per share.

SECOND: The Corporation desires to further amend and restate its charter as currently in effect and as hereinafter amended.

THIRD: The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

ARTICLE I

NAME

The name of the corporation is CNL Strategic Residential Credit, Inc. (the “Corporation”).

ARTICLE II

PURPOSE

Except as provided below, the purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, qualifying as a real estate investment trust under Sections 856 through 860, or any successor sections, of the Internal Revenue Code of 1986, as amended (the “Code”)), for which corporations may be organized under the MGCL and the general laws of the State of Maryland as now or hereafter in force.

ARTICLE III

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 2405 York Rd Ste. 201, Lutherville Timonium, Maryland 21093-2264. The name and address of the resident agent of the Corporation are The Corporation Trust Incorporated, 2405 York Rd Ste. 201, Lutherville Timonium, Maryland 21093-2264. The Corporation may have such other offices and places of business within or outside the State of Maryland as the board of directors may from time to time determine.

ARTICLE IV

DEFINITIONS

As used herein, the following terms shall have the following meanings unless the context otherwise requires:

Acquisition Expenses. Expenses including but not limited to legal fees and expenses, travel and communications expenses, cost of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to selecting and acquiring properties, or making or investing in loans, whether or not the acquisition or investment is made.

Acquisition Fees. The total of all fees and commissions, excluding Acquisition Expenses, paid by any party to any party in connection with making or investing in loans or the purchase, development or construction of property by the Corporation. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, Development Fee, Construction Fee, nonrecurring management fee, origination fees, loan fees or points or any fee of a similar nature, however designated. Excluded shall be Development Fees and Construction Fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of a project.

Advisor or Advisors. The Person responsible for directing or performing the day-to-day business affairs of the Corporation, including a Person to which an Advisor subcontracts substantially all of, or material aspects of, such functions pursuant to a sub-advisory agreement and including any successor to an Advisor who enters into an Advisory Agreement with the Corporation or who subcontracts with a successor Advisor.

Advisory Agreement. The agreement between the Corporation and an Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Corporation, including any sub-advisory agreement.

Affiliate. An Affiliate of another Person includes any of the following:

(a)       any Person directly or indirectly owning, controlling or holding, with power to vote, 10% or more of the outstanding voting securities of such other Person;

(b)       any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person;

(c)       any Person directly or indirectly controlling, controlled by or under common control with such other Person;

(d)       any executive officer, director, trustee or general partner of such other Person; and

(e)       any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

Asset. Any Property, Mortgage or other investment owned by the Corporation, directly or indirectly through one or more of its subsidiaries.

Average Invested Assets. For any period, the average of the aggregate book value of the assets of the Corporation invested, directly or indirectly in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

Bidder. The term shall have the meaning as provided in Section 11.10 herein.

Business Day. Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Bylaws. The Bylaws of the Corporation, as amended from time to time.

Capital Stock. All classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

Charter. The charter of the Corporation.

Code. The term shall have the meaning as provided in Article II herein.

Class A Common Stock. The term shall have the meaning as provided in Section 5.1 herein.

Class D Common Stock. The term shall have the meaning as provided in Section 5.1 herein.

Class D Conversion Rate. The term shall have the meaning as provided in Section 5.12(c) herein.

Class E Common Stock. The term shall have the meaning as provided in Section 5.1 herein.

Class E Conversion Rate. The term shall have the meaning as provided in Section 5.12(e) herein.

Class FA Common Stock. The term shall have the meaning as provided in Section 5.1 herein.

Class FA Conversion Rate. The term shall have the meaning as provided in Section 5.12(d) herein.

Class I Common Stock. The term shall have the meaning as provided in Section 5.1 herein.

Class I Conversion Rate. The term shall have the meaning as provided in Section 5.11(a) herein.

Class T Common Stock. The term shall have the meaning as provided in Section 5.1 herein.

Class T Conversion Rate. The term shall have the meaning as provided in Section 5.12(b) herein.

Common Stock. The term shall have the meaning as provided in Section 5.1 herein.

Common Stockholders. The registered holders of Common Stock.

Commencement of the Initial Public Offering. The date that the Commission declares effective the registration statement filed under the Securities Act for the Initial Public Offering.

Commission. U.S. Securities and Exchange Commission.

Competitive Real Estate Commission. A real estate or brokerage commission paid for the purchase or sale of a property that is reasonable, customary and competitive in light of the size, type and location of the property.

Construction Fee. A fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitation on the Corporation’s property.

Contract Purchase Price. The amount actually paid or allocated in respect of the purchase, development, construction or improvement of an asset exclusive of Acquisition Fees and Acquisition Expenses.

Corporation. The term shall have the meaning as provided in Article I herein.

Court. The term shall have the meaning as provided in Section 14.2 herein.

Development Fee. A fee for the packaging of the Corporation’s property, including the negotiation and approval of plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for a specific property, either initially or at a later date.

Director(s). The members of the board of directors of the Corporation.

Distributions. The term “distributions” shall mean any distributions (as such term is defined in Section 2-301 of the MGCL) by the Corporation to owners of Common Stock, including distributions that may constitute a return of capital for federal income tax purposes.

Distribution Fee. An annual distribution and stockholder servicing fee on a share of Common Stock.

Excess Amount. The term shall have the meaning as provided in Section 8.9 herein.

Exchange Act. The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

FINRA. The Financial Industry Regulatory Authority, Inc.

Gross Proceeds. The term “Gross Proceeds” shall mean the aggregate purchase price of all Common Stock sold for the account of the Corporation, without deduction for Selling Commissions, any discount (including any special sale or volume discounts), any marketing support and due diligence expense reimbursement, fees paid to the Managing Dealer, as applicable, or other Organization and Offering Expenses.

Independent Directors. The directors of the Corporation who are not associated and have not been associated within the last two years, directly or indirectly, with the Sponsor or an Advisor of the Corporation.

(a)          A director shall be deemed to be associated with the Sponsor or Advisor if he or she:

(i)         owns an interest in the Sponsor, an Advisor or any of their Affiliates;

(ii)        is employed by the Sponsor, an Advisor or any of their Affiliates;

(iii)       is an officer or director of the Sponsor, an Advisor or any of their Affiliates;

(iv)       performs services, other than as a director, for the Corporation;

(v)        is a director for more than three REITs organized by the Sponsor or advised by the Advisor; or

(vi)       has any material business or professional relationship with the Sponsor, an Advisor or any of their Affiliates.

(b)          For purposes of determining whether or not a business or professional relationship is material pursuant to (a)(vi) above, the annual gross revenue derived by the prospective director from the Sponsor, an Advisor and their Affiliates shall be deemed material per se if it exceeds 5% of the prospective director’s:

(i)         annual gross revenue, derived from all sources, during either of the last two years; or

(ii)        net worth, on a fair market value basis.

(c)       An indirect relationship shall include circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Sponsor, an Advisor, any of their Affiliates or the Corporation.

Independent Directors Committee. The term shall have the meaning as provided in Section 10.1 herein.

Independent Expert. A Person (selected by the Independent Directors Committee) with no material current or prior business or personal relationship with an Advisor or a director who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Corporation.

Initial Investment. An investment of $200,000 by the initial Advisors or their respective Affiliates thereof to acquire an equity interest in the Corporation.

Initial Public Offering. The Corporation’s first Public Offering of its Common Stock pursuant to an effective registration statement filed on Form S-11 with the Commission.

Invested Capital. The amount calculated by multiplying the total number of shares of Common Stock purchased by Stockholders by the issue price per share at the time of purchase, without deduction for volume or other discounts or Organizational and Offering Expenses (which price per share of Common Stock, in the case of Common Stock purchased pursuant to the Distribution Reinvestment Plan, if any, shall be deemed to be the actual purchase price per share), reduced by the portion of any Distribution that is attributable to Net Sales Proceeds and any amount paid to repurchase Common Stock pursuant to the Corporation’s repurchase program.

Joint Ventures. Those joint venture or partnership arrangements in which the Corporation or any of its subsidiaries is a co-venturer or general partner established to acquire or hold Assets.

Leverage. The aggregate amount of indebtedness of the Corporation for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

Listed. Approved for trading on any securities exchange registered as a national securities exchange under Section 6 of the Exchange Act. The term “Listing” shall have the correlative meaning.

Managing Dealer. CNL Securities Corp., an Affiliate of an Advisor, or such other Person or entity selected by the Directors to act as the managing dealer for a Public Offering or placement agent for a private offering of the Capital Stock. CNL Securities Corp. is a member of FINRA.

Maryland Court. The term shall have the meaning as provided in Section 14.2 herein.

MGCL. The Maryland General Corporation Law, as amended from time to time.

Mortgage. In connection with mortgage financing provided by the Corporation or its subsidiaries, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

NASAA REIT Guidelines. The Statement of Policy Regarding Real Estate Investment Trusts as revised and adopted by the North American Securities Administrators Association on May 7, 2007.

Net Assets. The total Assets of the Corporation (other than intangibles) at cost, before deducting depreciation or other non-cash reserves, less total liabilities, calculated at least quarterly by the Corporation on a basis consistently applied.

Net Asset Value per share of Class A Common Stock. At any given time, the net asset value of the Corporation allocable to the shares of Class A Common Stock, calculated as described in the Offering Memorandum or Prospectus, as applicable, as may be amended from time to time, divided by the number of outstanding shares of Class A Common Stock.

Net Asset Value per share of Class D Common Stock. At any given time, the net asset value of the Corporation allocable to the shares of Class D Common Stock, calculated as described in the Offering Memorandum or Prospectus, as applicable, as may be amended from time to time, divided by the number of outstanding shares of Class D Common Stock.

Net Asset Value per share of Class E Common Stock. At any given time, the net asset value of the Corporation allocable to the shares of Class E Common Stock, calculated as described in the Offering Memorandum or Prospectus, as applicable, as may be amended from time to time, divided by the number of outstanding shares of Class E Common Stock.

Net Asset Value per share of Class FA Common Stock. At any given time, the net asset value of the Corporation allocable to the shares of Class FA Common Stock, calculated as described in the Offering Memorandum or Prospectus, as applicable, as may be amended from time to time, divided by the number of outstanding shares of Class FA Common Stock.

Net Asset Value per share of Class I Common Stock. At any given time, the net asset value of the Corporation allocable to the shares of Class I Common Stock, calculated as described in the Offering Memorandum or Prospectus, as applicable, as may be amended from time to time, divided by the number of outstanding shares of Class I Common Stock.

Net Asset Value per share of Class T Common Stock. At any given time, the net asset value of the Corporation allocable to the shares of Class T Common Stock, calculated as described in the Offering Memorandum or Prospectus, as applicable, as may be amended from time to time, divided by the number of outstanding shares of Class T Common Stock.

Net Income. For any period, total revenues applicable to such period, less the expenses applicable to such period other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. If an Advisor receives an incentive fee, Net Income, for purposes of calculating Total Operating Expenses in Section 8.9, shall exclude the gain from the sale of the Corporation’s assets.

Net Sales Proceeds. In the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Corporation, including all real estate commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(B) of the definition of Sale, the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Corporation, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of the definition of Sale, the proceeds of any such transaction actually distributed to the Corporation less the amount of any selling expenses, including legal fees and expenses incurred by or on behalf of the Corporation. In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, the proceeds of any such transaction (including the aggregate of all payments under a Mortgage or in satisfaction thereof other than regularly scheduled interest payments) less the amount of selling expenses incurred by or on behalf of the Corporation, including all commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(E) of the definition of Sale, the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Corporation, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (ii) of the definition of Sale, the proceeds of such transaction or series of transactions less all amounts generated thereby which are reinvested in one or more Assets within 180 days thereafter and less the amount of any real estate commissions, closing costs, legal fees and expenses and other selling expenses incurred by or allocated to the Corporation in connection with such transaction or series of transactions. Net Sales Proceeds shall also include any amounts that the Corporation determines, in its discretion, to be economically equivalent to proceeds of a Sale. Net Sales Proceeds shall not include any reserves established by the Corporation in its sole discretion.

Non-Compliant Tender Offer. The term shall have the meaning as provided in Section 11.10 herein.

Offering. Any offering and sale of Capital Stock whether pursuant to (i) a registration statement filed with the Securities and Exchange Commission or (ii) an offering memorandum in a transaction exempt from registration under the Securities Act, as amended, including pursuant to the Distribution Reinvestment Plan, if any.

Offering Memorandum. The offering memorandum utilized for the purpose of offering and selling shares of Capital Stock in any private offering, as the same may at any time and from time to time be amended or supplemented.

Organization and Offering Expenses. All expenses incurred by and to be paid from the assets of the Corporation in connection with or preparing the Corporation for registration and subsequently offering and distributing its shares to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys); any expense allowance granted by the Corporation to the underwriter or any reimbursement of expenses of the underwriter by the Corporation; expenses for printing, engraving and mailing; salaries of employees while engaged in sales activity; charges of transfer agents, registrars, trustees, escrow holders, depositaries and experts; and expenses of qualification of the sale of the securities under Federal and state laws, including taxes and fees, accountants’ and attorneys’ fees.

Participating Broker-Dealers. Those broker-dealers that are members of FINRA, registered investment advisors and other entities exempt from broker-dealer registration, that, in each case, enter into participating broker or other selling agreements with the Managing Dealer, as applicable, to sell Capital Stock.

Person. Any natural person, corporation, association, statutory trust, estate, trust, partnership, limited liability company or other legal entity.

Placement Agent. CNL Securities Corp., an Affiliate of an Advisor, or such other Person or entity selected by the Directors to act as the placement agent for the Offering of the Capital Stock in a Private Placement Offering. CNL Securities Corp. is a member of FINRA.

Position Statement. The term shall have the meaning as provided in Section 11.10 herein.

Preferred Stock. The term shall have the meaning as provided in Section 5.1 herein.

Private Placement Offering. The Offering of shares of Capital Stock in an offering exempt from the registration requirements through the use of the Offering Memorandum.

Property or Properties. As the context requires, any, or all, respectively, of the Real Property acquired by the Corporation, directly or indirectly through joint venture arrangements or other partnership or investment interests.

Prospectus. Any prospectus, including a preliminary Prospectus and any other offering document pursuant to which the Corporation offers shares of Capital Stock in a public offering, as the same may at any time and from time to time be amended or supplemented.

Primary Offering. With respect to a Public Offering, the primary portion of such Public Offering, excluding any Distribution Reinvestment Plan portion of such Public Offering, if any.

Public Offering. A public offering of shares of Capital Stock by the Corporation with respect to which registration with the Commission is required pursuant to the Securities Act.

Real Property. Land, rights in land (including leasehold interests) and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

REIT. A real estate investment trust under Sections 856 through 860 of the Code.

Rescission Notice. The term shall have the meaning as provided in Section 11.10 herein.

Roll-Up Entity. A partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

Roll-Up Transaction or Roll-Up. A transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Corporation and the issuance of securities of a Roll-Up Entity to the Common Stockholders.

Such term does not include:

(a)       a transaction involving securities of the Corporation that have been Listed for at least 12 months on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

(b)       a transaction involving the conversion to corporate, trust or association form of only the Corporation, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i)       the voting rights of Common Stockholders;

(ii)       the term of existence of the Corporation;

(iii)       Sponsor or Advisor compensation; or

(iv)       the Corporation’s investment objectives.

Sale or Sales. (i) Any transaction or series of transactions whereby: (A) the Corporation directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of a building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Corporation directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys or relinquishes its ownership of all or substantially all of the interest of the Corporation in which it is a co-venturer or partner; (C) any Joint Venture in which the Corporation is a co-venturer or partner directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (D) the Corporation directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Mortgage or portion thereof, including any payments thereunder or in satisfaction thereof (other than regularly scheduled interest payments) or any amounts owed pursuant to such Mortgage, and including any event with respect to any Mortgage which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Corporation directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys or relinquishes its ownership of any other Asset not previously described in this definition or any portion thereof, but (ii) not including any transaction or series of transactions specified in clause (i) (A) through (E) above in which the proceeds of such transaction or series of transactions are reinvested by the Corporation in one or more Assets within 180 days thereafter.

Securities Act. The Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

SDAT. The State Department of Assessments and Taxation of Maryland.

Selling Commissions. Any and all commissions payable to underwriters, managing dealers, placement agents, or other Participating Broker-Dealers, as applicable, in connection with the sale of shares of Common Stock, including commissions payable to the Managing Dealer, as applicable.

Sponsor. Any Person directly or indirectly instrumental in organizing, wholly or in part, the Corporation or any Person who will control, manage or participate in the management of the Corporation, and any Affiliate of such Person. Not included is any Person whose only relationship with the Corporation is as that of an independent property manager of the Corporation’s assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Corporation (as to be determined by the Independent Directors Committee) by:

(a)       taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Corporation, either alone or in conjunction with one or more other Persons;

(b)       receiving a material participation in the Corporation in connection with the founding or organizing of the business of the Corporation, in consideration of services or property, or both services and property;

(c)       having a substantial number of relationships and contacts with the Corporation;

(d)       possessing significant rights to control the Corporation’s properties;

(e)        receiving fees for providing services to the Corporation which are paid on a basis that is not customary in the industry; or

(f)        providing goods or services to the Corporation on a basis which was not negotiated at arms length with the Corporation.

Stockholder List. The term shall have the meaning as provided in Section 11.6 herein.

Tendered Shares. The term shall have the meaning as provided in Section 11.10 herein.

Total Corporation-Level Underwriting Compensation. All underwriting compensation paid or incurred with respect to an Offering from all sources, determined pursuant to the rules and guidance of FINRA, including Distribution Fees and Selling Commissions.

Total Operating Expenses. All expenses paid or incurred by the Corporation, as determined under generally accepted accounting principles, that are in any way related to the operation of the Corporation or to Corporation business, including advisory fees, but excluding (a) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of shares of Capital Stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) incentive fees paid in compliance with Section 8.6, notwithstanding the next succeeding clause (f); and (f) Acquisition Fees, Acquisition Expenses, real estate commissions on the resale of real property and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property (other than commissions on the sale of assets other than real property), including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

Total Share-Level Underwriting Compensation. With respect to any shares of Common Stock sold for the account of the Corporation through an Offering, all Managing Dealer fees, Selling Commissions, Distribution Fees and any other underwriting compensation fees, determined pursuant to the rules and guidance of FINRA, paid to the Managing Dealer or to Participating Broker-Dealers, as applicable, as well as any purchase price discounts from the non-discounted offering price given at the time of purchase.

2%/25% Guidelines. The term shall have the meaning as provided in Section 8.9 herein.

Unimproved Real Property. The real property of the Corporation that has the following three characteristics:

(a)       an equity interest in real property which was not acquired for the purpose of producing rental or other operating income;

(b)       there is no development or construction in progress on such land; and

(c)       no development or construction on such land is planned in good faith to commence on such land within one year.

ARTICLE V

STOCK

Section 5.1.  Authorized Shares. The Corporation has authority to issue 1,100,000,000 shares of Capital Stock, consisting of 1,000,000,000 shares of common stock, $0.001 par value per share (“Common Stock”), 200,000,000 of which are classified as shares of Class A Common Stock (the “Class A Common Stock”), 200,000,000 of which are classified as shares of Class D Common Stock (the “Class D Common Stock”), 50,000,000 of which are classified as shares of Class E Common Stock (the “Class E Common Stock”), 100,000,000 of which are classified as shares of Class FA Common Stock (the “Class FA Common Stock”), 250,000,000 of which are classified as shares of Class I Common Stock (the “Class I Common Stock”) and 200,000,000 of which are classified as shares of Class T Common Stock (the “Class T Common Stock”), and 100,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”). The aggregate par value of all authorized shares of Capital Stock having par value is $1,100,000. If shares of Capital Stock of one class are classified or reclassified into shares of Capital Stock of another class pursuant to this Article V, the number of authorized shares of Capital Stock of the former class shall be automatically decreased and the number of shares of Capital Stock of the latter class shall be automatically increased, in each case by the number of shares of Capital Stock so classified or reclassified, so that the aggregate number of shares of Capital Stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of Capital Stock set forth in the first sentence of this paragraph. The board of directors, with the approval of a majority of the directors and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of Capital Stock or the number of shares of Capital Stock of any class or series that the Corporation has the authority to issue.

Section 5.2.  Common Stock.

Section 5.2.1. Description. Subject to the provisions of Article VI and except as may otherwise be specified in the Charter, each share of Common Stock shall entitle the holder thereof to one vote per share on all matters upon which Common Stockholders are entitled to vote. The board of directors may classify or reclassify any unissued shares of Common Stock from time to time into one or more classes or series of Capital Stock.

Section 5.2.2. Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or any distribution of the assets of the Corporation, the aggregate assets available for distribution to holders of the Common Stock shall be determined in accordance with applicable law. Immediately before any liquidation, dissolution or winding up of the Corporation, or any distribution of the assets of the Corporation pursuant to a plan of liquidation, dissolution or winding up, the Class I Common Stock will automatically convert to Class A Common Stock at the Class I Conversion Rate, the Class T Common Stock will automatically convert to Class A Common Stock at the Class T Conversion Rate, the Class D Common Stock will automatically convert to Class A Common Stock at the Class D Conversion Rate, the Class FA Common Stock will automatically convert to Class A Common Stock at the Class FA Conversion Rate, the Class E Common Stock will automatically convert to Class A Common Stock at the Class E Conversion Rate, and the aggregate assets of the Corporation available for distribution, or the proceeds therefrom, shall be distributed to the holders of Class A Common Stock, in accordance with their percentage in interest of shares of Common Stock (after accounting for all converted shares of Class I Common Stock, Class T Common Stock, Class D Common Stock, Class E Common Stock and Class FA Common Stock).

Following such conversion, the aggregate assets of the Corporation available for distribution to holders of the Common Stock, or the proceeds therefrom, shall be distributed to each holder of Class A Common Stock, ratably with each other holder of Class A Common Stock, which will include all converted Class I Common Stock, Class D Common Stock, Class FA Common Stock and Class T Common Stock, in such proportion as the number of outstanding Class A Common Stock held by such holder bears to the total number of outstanding Class A Common Stock then outstanding.

Section 5.2.3. Voting Rights. Except as may be provided otherwise in the Charter, each holder of a share of Common Stock shall vote together with the holders of all other shares of Common Stock, and the holders of the Common Stock shall have the exclusive right to vote on all matters (as to which a Common Stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the stockholders; provided, however, that with respect to any matter that would alter only the contract rights of a particular class or series of Common Stock, only the holders of such affected class or series of Common Stock shall have the right to vote.

Section 5.3.  Preferred Stock. The board of directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time into one or more classes or series of Capital Stock; provided, however, that, following the Commencement of the Initial Public Offering, when a privately issued share of Preferred Stock is entitled to vote on a matter with the holders of shares of Common Stock, the relationship between the number of votes per such share of Preferred Stock and the consideration paid to the Corporation for such share shall not exceed the relationship between the number of votes per any publicly offered share of Common Stock and the book value per outstanding share of Common Stock.

Section 5.4.  Classified or Reclassified Shares. Prior to the issuance of classified or reclassified shares of any class or series, the board of directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of Capital Stock; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VI and subject to the express terms of any class or series of Capital Stock outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the SDAT. Any of the terms of any class or series of Capital Stock set or changed pursuant to clause (c) of this Section 5.4 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the board of directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of Capital Stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

Section 5.5.  Charter and Bylaws. The rights of all stockholders and the terms of all shares of Capital Stock are subject to the provisions of the Charter and the Bylaws.

Section 5.6.  No Preemptive Rights. Except as may be provided by the board of directors in setting the terms of classified or reclassified shares of Capital Stock pursuant to Section 5.4 or as may otherwise be provided by contract approved by the board of directors, no holder of shares of Capital Stock of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class or series, or any bonds or convertible securities of any nature.

Section 5.7.  Issuance of Shares Without Certificates. Unless otherwise provided by the board of directors, the Corporation shall not issue stock certificates. The Corporation shall continue to treat the holder of uncertificated shares of Capital Stock registered on its stock ledger as the owner of the shares noted therein until the new owner delivers a properly executed form provided by the Corporation for that purpose. With respect to any shares of Capital Stock that are issued without certificates, information regarding restrictions on the transferability of such shares that would otherwise be required by the MGCL to appear on the stock certificates will instead be furnished to stockholders upon request and without charge.

Section 5.8.  Suitability and Minimum Investment of Stockholders. Until the Common Stock is Listed, the following provisions shall apply to purchases of shares of Common Stock in a Public Offering:

(a)          To purchase shares of Common Stock, the purchaser must represent to the Corporation:

(i)       that such purchaser (or, in the case of sales to fiduciary accounts, that the beneficiary, the fiduciary account or the grantor or donor who directly or indirectly supplies the funds to purchase the shares if the grantor or donor is the fiduciary) has a minimum annual gross income of $70,000 and a net worth (excluding home, home furnishings and automobiles) of not less than $70,000; or

(ii)       that such purchaser (or, in the case of sales to fiduciary accounts, that the beneficiary, the fiduciary account or the grantor or donor who directly or indirectly supplies the funds to purchase the shares if the grantor or donor is the fiduciary) has a net worth (excluding home, home furnishings and automobiles) of not less than $250,000.

(b)         The Sponsor, each Person selling shares of Common Stock on behalf of the Sponsor or the Corporation, and each broker or dealer or registered investment adviser recommending the purchase of shares of Common Stock to a customer shall make every reasonable effort to determine that the purchase of shares of Common Stock is a suitable and appropriate investment for each Common Stockholder. In making this determination, the Sponsor, each Person selling shares of Common Stock on behalf of the Sponsor or the Corporation, or each broker or dealer or registered investment adviser recommending the purchase of shares of Common Stock to a customer shall ascertain that the prospective Common Stockholder: (i) meets the minimum income and net worth standards set forth in Section 5.8; (ii) can reasonably benefit from the Corporation based on the prospective stockholder’s overall investment objectives and portfolio structure; (iii) is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation; and (iv) has apparent understanding of (1) the fundamental risks of the investment; (2) the risk that the stockholder may lose the entire investment; (3) the lack of liquidity of the shares; (4) the restrictions on transferability of the shares; and (5) the tax consequences of the investment. The Sponsor, each Person selling shares of Common Stock on behalf of the Sponsor or the Corporation, or each broker or dealer or registered investment adviser recommending the purchase of shares of Common Stock to a customer shall make this determination on the basis of information it has obtained from a prospective stockholder, including information indirectly obtained from a prospective stockholder through such stockholder’s investment adviser, financial advisor or bank acting as a fiduciary. Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective stockholder, as well as any other pertinent factors. The Sponsor, each Person selling shares of Common Stock on behalf of the Sponsor or the Corporation, or each broker or dealer or registered investment adviser recommending the purchase of shares of Common Stock to a customer shall cause to be maintained for at least six years records of the information used to determine that an investment in shares is suitable and appropriate for a Common Stockholder.

The Sponsor and each Person selling shares of Common Stock on behalf of the Sponsor or the Corporation may each rely upon (i) the Person directly recommending the purchase of shares of Common Stock to a customer if that Person is a FINRA member broker or dealer that has entered into a selling agreement with the Sponsor or the Corporation or their Affiliates or (ii) a registered investment adviser that has entered into an agreement with the Sponsor or the Corporation or their Affiliates to make suitability determinations with respect to the customers of the registered investment adviser who may purchase shares.

(c)       Each purchase of shares of Common Stock shall comply with the requirements regarding minimum initial and subsequent cash investment amounts set forth in any then effective registration statement of the Corporation as such registration statement has been amended or supplemented as of the date of such purchase or any higher or lower applicable state requirements with respect to minimum initial and subsequent cash investment amounts in effect as of the date of the issuance or transfer.

Section 5.9.  Distribution Reinvestment Plans. The board of directors may establish, from time to time, a dividend reinvestment plan or plans. Under any dividend reinvestment plan, (a) all material information regarding dividends to the Common Stockholders and the effect of reinvesting such dividends, including the tax consequences thereof, shall be provided to the Common Stockholders not less often than annually, and (b) each Common Stockholder participating in such plan shall have a reasonable opportunity to withdraw from the plan not less often than annually after receipt of the information required in clause (a) above.

Section 5.10.  Distributions. The board of directors may from time to time authorize the Corporation to declare and pay to stockholders such dividends or other distributions as the board of directors in its sole and absolute discretion shall determine. Unless the board of directors determines that is not in the best interest of the Corporation to qualify as a REIT, the board of directors shall endeavor to authorize the Corporation to declare and pay such dividends and other distributions as shall be necessary for the Corporation to qualify as a REIT under the Code; provided, however, that stockholders shall have no right to any dividend or other distribution unless and until authorized by the board of directors and declared by the Corporation.

Following the Commencement of the Initial Public Offering, distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for the dissolution of the Corporation and the liquidation of its assets in accordance with the terms of the Charter or distributions that meet all of the following conditions: (a) the board of directors advises each Common Stockholder of the risks associated with direct ownership of the property, (b) the board of directors offers each Common Stockholder the election of receiving such in-kind distributions and (c) in-kind distributions are made only to those Common Stockholders who accept such offer.

Section 5.11   Conversion of Class I Common Stock, Class D Common Stock, Class FA Common Stock, Class E Common Stock, and Class T Common Stock Upon Certain Other Events.

(a)                Conversion of Class I Common Stock. Each share of Class I Common Stock held in a Common Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into such number of shares of Class A Common Stock equal to the product of each share of Class I Common Stock to be converted and a fraction, the numerator of which is the Net Asset Value per share of Class I Common Stock and the denominator of which is the Net Asset Value per share of Class A Common Stock (the “Class A Conversion Rate”), on the earlier of (a) a Listing of the Class A Common Stock and (b) a merger or consolidation of the Corporation with or into another entity, or the sale or other disposition of all or substantially all of the Corporation’s assets.

(b)               Conversion of Class T Common Stock. Each share of Class T Common Stock held in a Common Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into such number of shares of Class A Common Stock equal to the product of each share of Class T Common Stock to be converted and a fraction, the numerator of which is the Net Asset Value per share of Class T Common Stock and the denominator of which is the Net Asset Value per share of Class A Common Stock (the “Class T Conversion Rate”), on the earlier of (a) a Listing of the Class A Common Stock, (b) a merger or consolidation of the Corporation with or into another entity, or the sale or other disposition of all or substantially all of the Corporation’s assets; (c) after the termination of a Primary Offering in which the initial shares of Class T Common Stock in the account were sold, the end of the month in which Total Corporation-Level Underwriting Compensation in such Primary Offering is not less than 10% of the Gross Proceeds of that Primary Offering, as calculated by the Corporation with the assistance of the Managing Dealer; and (d) the end of the month in which the Total Share-Level Underwriting Compensation paid in any particular account from an Offering with respect to all shares of Class T Common Stock held by such Common Stockholder within such account and purchased in such Offering (including shares of Common Stock purchased through a Distribution Reinvestment Plan or received as stock dividends) is not less than 8.5% of the aggregate total of the non-discounted offering price at the time of purchase of each such share of Class T Common Stock purchased in such Offering.

(c)                Conversion of Class D Common Stock. Each share of Class D Common Stock held in a Common Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into such number of shares of Class A Common Stock equal to the product of each share of Class D Common Stock to be converted and a fraction, the numerator of which is the Net Asset Value per share of Class D Common Stock and the denominator of which is the Net Asset Value per share of Class A Common Stock (the “Class D Conversion Rate”), on the earlier of (a) a Listing of the Class A Common Stock, a merger or consolidation of the Corporation with or into another entity, or the sale or other disposition of all or substantially all of the Corporation’s assets; (c) after the termination of a Primary Offering in which the initial shares of Class D Common Stock in the account were sold, the end of the month in which Total Corporation-Level Underwriting Compensation in such Primary Offering is not less than 10% of the Gross Proceeds of such Primary Offering, as calculated by the Corporation with the assistance of the Managing Dealer; and (d) the end of the month in which the Total Share-Level Underwriting Compensation paid in any particular account from an Offering with respect to all shares of Class D Common Stock held by such Common Stockholder within such account and purchased in such Offering (including shares of Common Stock purchased through a Distribution Reinvestment Plan or received as stock dividends) is not less than 8.5% of the aggregate total of the non-discounted offering price at the time of purchase of each such share of Class D Common Stock purchased in such Offering.

(d)               Conversion of Class FA Common Stock. Each share of Class FA Common Stock held in a Common Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into such number of shares of Class A Common Stock equal to the product of each share of Class FA Common Stock to be converted and a fraction, the numerator of which is the Net Asset Value per share of Class FA Common Stock and the denominator of which is the Net Asset Value per share of Class A Common Stock (the “Class FA Conversion Rate”), on the earlier of (a) a Listing of the Class A Common Stock and (b) a merger or consolidation of the Corporation with or into another entity, or the sale or other disposition of all or substantially all of the Corporation’s assets.

(e)                Conversion of Class E Common Stock. Each share of Class E Common Stock held in a Common Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into such number of shares of Class A Common Stock equal to the product of each share of Class E Common Stock to be converted and a fraction, the numerator of which is the Net Asset Value per share of Class E Common Stock and the denominator of which is the Net Asset Value per share of Class A Common Stock (the “Class E Conversion Rate”), on the earlier of (a) a Listing of the Class A Common Stock and (b) a merger or consolidation of the Corporation with or into another entity or the sale or other disposition of all or substantially all of the Corporation’s assets.

ARTICLE VI

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 6.1.  Definitions. As used in this Article VI, the following terms shall have the following meanings:

Aggregate Stock Ownership Limit. 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of Capital Stock or such other percentage determined by the board of directors in accordance with Section 6.2.8. The value of the outstanding shares of Capital Stock shall be determined by the board of directors in good faith, which determination shall be conclusive for all purposes hereof.

Beneficial Ownership. Ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Owning” and “Beneficially Owned” shall have the correlative meanings.

Charitable Beneficiary. One or more beneficiaries of the Trust as determined pursuant to Section 6.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code, must not be a private foundation within the meaning of Section 509 of the Code, and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Common Stock Ownership Limit. 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock or such other percentage determined by the board of directors in accordance with Section 6.2.8. The number and value of outstanding shares of Common Stock shall be determined by the board of directors in good faith, which determination shall be conclusive for all purposes hereof.

Constructive Ownership. Ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns,” “Constructively Owning” and “Constructively Owned” shall have the correlative meanings.

Excepted Holder. A stockholder of the Corporation for whom an Excepted Holder Limit is created by the Charter or by the board of directors pursuant to Section 6.2.7.

Excepted Holder Limit. The percentage limit established by the Charter or the board of directors pursuant to Section 6.2.7 provided that the affected Excepted Holder agrees to comply with the requirements, if any, established by the board of directors pursuant to Section 6.2.7, and subject to adjustment pursuant to Section 6.2.8.

Initial Date. Shall mean January 1, 2026, or such other date as determined by the board of directors in their discretion.

Market Price. With respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The “Closing Price” on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by FINRA’s OTC Bulletin Board service or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the board of directors or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined in good faith by the board of directors.

Prohibited Owner. With respect to any purported Transfer, any Person who but for the provisions of Section 6.2.1 would Beneficially Own or Constructively Own shares of Capital Stock and, if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

Restriction Termination Date. The first day on which the Corporation determines pursuant to Section 7.7 of the Charter that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

Transfer. Any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, of Capital Stock or the right to vote or receive distributions on Capital Stock, or any agreement to take any such actions or cause any such events, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Trust. Any trust provided for in Section 6.3.1.

Trustee. The Person unaffiliated with the Corporation and a Prohibited Owner that is appointed by the Corporation to serve as trustee of the Trust.

Section 6.2.  Capital Stock.

Section 6.2.1.  Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date:

(a)       Basic Restrictions.

(i)       During the period commencing on the Initial Date and prior to the Restriction Termination Date, (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(ii)       During the period commencing on the Initial Date and prior to the Restriction Termination Date, no Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year). At all times prior to the Restriction Determination Date, no Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code);.

(iii)       During the period commencing on the Initial Date and prior to the Restriction Termination Date, any Transfer of shares of Capital Stock that, if effective, would result in the Capital Stock being Beneficially Owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(b)         Transfer in Trust. If any Transfer of shares of Capital Stock occurs that, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 6.2.1(a)(i) or Section 6.2.1(a)(ii),

(i)        then that number of shares of Capital Stock the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 6.2.1(a)(i) or Section 6.2.1(a)(ii) (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 6.3, effective as of the close of business on the Business Day prior to the date of such Transfer and such Person shall acquire no rights in such shares; provided, however,

(ii)       if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 6.2.1(a)(i) or Section 6.2.1(a)(ii), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 6.2.1(a)(i) or Section 6.2.1(a)(ii) shall be void ab initio and the intended transferee shall acquire no rights in such shares of Capital Stock.

To the extent that, upon a transfer of shares of Capital Stock pursuant to this Section 6.2.1(b), a violation of any provision of this Article VI would nonetheless be continuing (for example where the ownership of shares of Capital Stock by a single Trust would violate the 100 stockholder requirement applicable to REITs), then shares of Capital Stock shall be transferred to that number of Trusts, each having a distinct Trustee and a Charitable Beneficiary or Charitable Beneficiaries that are distinct from those of each other Trust, such that there is no violation of any provision of this Article VI.

Section 6.2.2.  Remedies for Breach. If the board of directors shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 6.2.1(a) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 6.2.1(a) (whether or not such violation is intended), the board of directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 6.2.1(a) shall automatically result in the transfer to the Trust described above and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the board of directors.

Section 6.2.3.  Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 6.2.1(a) or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 6.2.1(b) shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT.

Section 6.2.4.  Owners Required to Provide Information. Prior to the Restriction Termination Date:

(a)       every owner of 5% or more (or such higher percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock and other shares of the Capital Stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit; and

(b)       each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

Section 6.2.5.  Remedies Not Limited. Subject to Section 7.7, nothing contained in this Section 6.2 shall limit the authority of the board of directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation’s status as a REIT.

Section 6.2.6.  Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 6.2, Section 6.3 or any definition contained in Section 6.1, the board of directors shall have the power to determine the application of the provisions of this Section 6.2 or Section 6.3 with respect to any situation based on the facts known to it. In the event Section 6.2 or Section 6.3 requires an action by the board of directors and the Charter fails to provide specific guidance with respect to such action, the board of directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 6.1, 6.2 or 6.3. Absent a decision to the contrary by the board of directors (which the board of directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 6.2.1) acquired Beneficial or Constructive Ownership of Shares in violation of Section 6.1.1, such remedies (as applicable) shall apply first to the shares of Capital Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Capital Stock based upon the relative number of shares of Capital Stock held by each such Person.

Section 6.2.7.  Exceptions.

(a)       Subject to Section 6.2.1(a)(ii), the board of directors, in its sole and absolute discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person. The board of directors may determine only to establish or increase an Excepted Holder Limit for such Person if:

(i) the board of directors obtains such information from such Person, including representations and undertakings from such Person to the extent determined by the board of directors in its reasonable discretion are reasonably necessary to ascertain that no Person’s Beneficial Ownership or Constructive Ownership of such shares of Capital Stock will violate Section 6.2.1(a)(ii);

(ii) the board of directors obtains such information from such Person, including representations and undertakings to the extent determined by the board of directors in its reasonable discretion, to establish that such Person does not and will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (for this purpose, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the board of directors, rent from such tenant would not adversely affect the Corporation’s ability to qualify as a REIT shall not be treated as a tenant of the Corporation); and

(iii) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 6.2.1 through 6.2.6) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Section 6.2.1(b) and Section 6.3.

(b)       Prior to granting any exception pursuant to Section 6.2.7(a), the board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case, in form and substance satisfactory to the board of directors in its sole and absolute discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c)       Subject to Section 6.2.1(a)(ii), an underwriter which participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

(d)       The board of directors may only reduce the Excepted Holder Limit for an Excepted Holder: (i) with the written consent of such Excepted Holder at any time, (ii) unless the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder provides otherwise, at any time after the Excepted Holder no longer Beneficially Owns or Constructively Owns shares of Capital Stock in excess of the Aggregate Stock Ownership Limit or the Common Stock Ownership Limit, or (iii) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Stock Ownership Limit.

Section 6.2.8.  Increase or Decrease in Aggregate Stock Ownership Limit and Common Stock Ownership Limit. Subject to Section 6.2.1(a)(ii), the board of directors may from time to time increase the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for one or more Persons and decrease the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for all other Persons; provided, however, that the decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit will not be effective for any Person whose percentage ownership in shares of Capital Stock is in excess of such decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit until such time as such Person’s percentage of shares of Capital Stock equals or falls below the decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit, but any further acquisition of shares of Capital Stock in excess of such percentage ownership of shares of Capital Stock will be in violation of the Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit and, provided further, that the new Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% in value of the outstanding shares of Capital Stock.

Section 6.2.9.  Legend.

(a)                Should the Corporation issue stock certificates in a Private Placement Offering, each certificate for shares of Capital Stock shall bear substantially the following legend:

The shares of Capital Stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), and have been taken by the issuee for investment purposes. Said shares may not be sold or transferred unless (a) they have been registered under the Act, or (b) the Corporation is presented with either a written opinion of counsel or a “no-action” letter from the U.S. Securities and Exchange Commission, in either case in form and substance acceptable to the Corporation, to the effect that such registration is not required under the circumstances of such sale or transfer.

(b)               Should the Corporation issue stock certificates in a Public Offering, each certificate for shares of Capital Stock shall bear substantially the following legend:

The shares represented by this certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer for the purpose of the Corporation’s maintenance of its status as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s charter: (a) no Person may Beneficially Own or Constructively Own shares of Common Stock in excess of 9.8% (in value or number of shares) of the outstanding shares of Common Stock unless such Person is an Excepted Holder (in which case the Excepted Holder Limit for such Excepted Holder shall be applicable); (b) no Person may Beneficially Own or Constructively Own shares of Capital Stock in excess of 9.8% of the value or number of shares of the total outstanding shares of Capital Stock, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit for such Excepted Holder shall be applicable); (c) no Person may Beneficially Own or Constructively Own Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (d) other than as provided in the Corporation’s charter, any Transfer of shares of Capital Stock that, if effective, would result in shares of Capital Stock being owned by fewer than 100 Persons (as determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of Capital Stock that causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation in writing or, in the case of a proposed or attempted transaction, give at least 15 days prior written notice and provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT. If any of the restrictions on Transfer or ownership as set forth in (i), (ii) or (iii) above are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described in (i), (ii) or (iii) above may be void ab initio. Furthermore, the Corporation may redeem shares of Capital Stock upon the terms and conditions specified by the board of directors in its sole and absolute discretion if the board of directors determines that ownership or a Transfer or other event may violate the restrictions described above.

Upon the Commencement of the Initial Public Offering and until the Common Stock is Listed, to purchase shares of Common Stock in a Public Offering, the purchaser must represent to the Corporation: (i) that such purchaser (or, in the case of sales to fiduciary accounts, that the beneficiary, fiduciary account or grantor or donor who directly or indirectly supplies the funds to purchase the shares if the grantor or donor is the fiduciary) has a minimum annual gross income of $70,000 and a net worth (excluding home, home furnishings and automobiles) of not less than $70,000; (ii) that such purchaser (or, in the case of sales to fiduciary accounts, that the beneficiary, fiduciary account or grantor or donor who directly or indirectly supplies the funds to purchase the shares if the grantor or donor is the fiduciary) has a net worth (excluding home, home furnishings and automobiles) of not less than $250,000; and/ or (iii) that the purchaser (or, in the case of sales to fiduciary accounts, that the beneficiary, fiduciary account or grantor or donor who directly or indirectly supplies the funds to purchase the shares if the grantor or donor is the fiduciary) meets the more stringent suitability standards of such person’s jurisdiction as set forth in any then effective registration statement of the Corporation as such registration statement has been amended or supplemented as of the date of such purchase. Until the Common Stock is Listed, unless a stockholder is transferring all of such stockholder’s shares of Common Stock, each issuance or transfer of shares of Common Stock for value shall comply with the requirements regarding minimum initial and subsequent cash investment amounts set forth in any then effective registration statement of the Corporation as such registration statement has been amended or supplemented as of the date of such issuance or transfer for value or any higher or lower applicable state requirements with respect to minimum initial and subsequent cash investment amounts in effect as of the date of the issuance or transfer.

All capitalized terms in this legend have the meanings defined in the charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer and ownership, will be furnished to each holder of Capital Stock on request and without charge.

Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge. Such statement shall also be sent on request and without charge to stockholders who are issued shares without a certificate.

Section 6.3.  Transfer of Capital Stock in Trust.

Section 6.3.1.  Ownership in Trust. Upon any purported Transfer or other event described in Section 6.2.1(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 6.2.1(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 6.3.6.

Section 6.3.2.  Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee and shall have no rights to dividends or other Distributions attributable to the shares held in the Trust.

Section 6.3.3.  Distributions and Voting Rights. The Trustee shall have all voting rights and rights to Distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any Distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such distribution to the Trustee upon demand, and any Distribution authorized but unpaid shall be paid when due to the Trustee. Any Distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust, and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority with respect to the shares held in the Trust (at the Trustee’s sole discretion) (a) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (b) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VI, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

Section 6.3.4.  Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a Person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 6.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 6.3.4. The Prohibited Owner shall receive the lesser of (a) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust or (b) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of Distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 6.3.3 of this Article VI. Any net sale proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 6.3.4, such excess shall be paid to the Trustee upon demand.

Section 6.3.5.  Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (a) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) or (b) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 6.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of Distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 6.3.3 of this Article VI. The Corporation may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary.

Section 6.3.6.  Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (a) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 6.2.1(a) in the hands of such Charitable Beneficiary and (b) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code. Neither the failure of the Corporation to make such designation nor the failure of the Corporation to appoint the Charitable Trustee before the automatic transfer provided in Section 6.3.1 shall make such transfer ineffective, provided that the Corporation thereafter makes such designation and appointment.

Section 6.4.  Settlement. Nothing in this Article VI shall preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction is so permitted shall not negate the effect of any other provision of this Article VI and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VI.

Section 6.5.  Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VI.

Section 6.6.  Non-Waiver. No delay or failure on the part of the Corporation or the board of directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the board of directors, as the case may be, except to the extent specifically waived in writing.

Section 6.7 Severability. If any provision of this Article VI or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

ARTICLE VII

BOARD OF DIRECTORS

Section 7.1.  Number of Directors. The number of Directors shall be five, which number may be increased or decreased from time to time only by the board of directors pursuant to the bylaws but shall never be less than three. A majority of the seats on the board of directors will be for Independent Directors. The Independent Directors Committee shall nominate all individuals for the Independent Director positions. No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his or her term, except as may otherwise be provided in the terms of any Preferred Stock issued by the Corporation. The names of the Directors who shall serve on the board of directors until the next annual meeting of the stockholders and until their successors are duly elected and qualified are:

Chirag J. Bhavsar

Peter Troisi

Jack D. Howard, Jr.

Mark D. Linsz

Scott T. Boyd

The Corporation elects, at such time as it becomes eligible to make the election provided for under Section 3-804(c) of the MGCL, that, except as may be provided by the board of directors in setting the terms of any class or series of Preferred Stock, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining Directors in office, even if the remaining Directors do not constitute a quorum, and any Director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is elected and qualifies. Notwithstanding the foregoing sentence, if any remaining directors are Independent Directors, the Independent Directors Committee shall nominate replacements for vacancies among the Independent Director positions.

Section 7.2.  Term of Directors. Each Director shall hold office for one year, until the next annual meeting of stockholders and until his successor is duly elected and qualified. Directors may be elected to an unlimited number of successive terms.

Section 7.3.  Experience. Each Director who is not an Independent Director shall have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Corporation. At least one of the Independent Directors shall have three years of relevant real estate experience.

Section 7.4.  Committees. The board of directors may establish such committees as it deems appropriate, provided that the majority of the members of each committee are Independent Directors.

Section 7.5.  Fiduciary Obligations. The Directors and the Advisors are fiduciaries of the Corporation and its stockholders. The Directors shall also have a fiduciary duty to the stockholders to supervise the relationship between the Corporation and the Advisors.

Section 7.6.  Ratification of Charter. At or before the first meeting of the board of directors following the date of this amendment and restatement of the Charter, the board of directors and the Independent Directors Committee shall each review and ratify the Charter by majority vote.

Section 7.7.  REIT Qualification. If the Corporation elects to qualify for federal income tax treatment as a REIT, the board of directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the board of directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the board of directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The board of directors also may determine that compliance with any restriction or limitation on ownership and transfers of Capital Stock set forth in Article VI is no longer required for REIT qualification.

Section 7.8.  Authorization by Board of Stock Issuance. The board of directors may authorize the issuance from time to time of shares of Capital Stock of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of Capital Stock of any class or series, whether now or hereafter authorized, for such consideration as the board of directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws.

Section 7.9.  Determinations by the Board. The determination as to any of the following matters, made by or pursuant to the direction of the board of directors or the Independent Directors Committee consistent with the Charter, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of Capital Stock: (a) the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of shares of Capital Stock or the payment of other distributions on shares of Capital Stock; (b) the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; (c) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); (d) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation (which, without exclusion, may be delegated to the Advisors); (e) the interpretation or application of any provision of the Charter or Bylaws in the case of any ambiguity, including, without limitation: (i) any of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other Distributions, qualifications or terms or conditions of redemption of any shares of any class or series of Capital Stock, (ii) any provision of the definitions of any of the following: Affiliate, Independent Director and Sponsor, (iii) which amounts paid to an Advisor or its Affiliates are asset-level expenses connected with the ownership of real estate interests, loans or other property, which expenses are excluded from the definition of Total Operating Expenses, (iv) whether expenses qualify as Organization and Offering Expenses and (v) whether an investment is considered a commodity or commodity future contract and whether a futures contract is used solely for hedging purposes in connection with the Corporation’s ordinary business of investing in real estate assets and mortgages as contemplated by Section 9.10; (f) following the Commencement of the Initial Public Offering, whether substantial justification exists to invest in or make a mortgage loan contemplated by Section 9.11(b) because of the presence of other underwriting criteria; (g) any matters relating to the acquisition, holding and disposition of any assets by the Corporation; (h) any interpretation of the terms and conditions of one or more agreements with any Person; (i) the compensation of Directors, officers, employees or agents of the Corporation; and (j) any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors; provided, however, that any determination by the board of directors as to any of the preceding matters shall not render invalid or improper any action taken or omitted prior to such determination and no Director shall be liable for making or failing to make such a determination.

Section 7.10. Tax on Disqualified Organizations. To the extent that the Corporation incurs any tax pursuant to Section 860E(e)(6) of the Code as the result of any “excess inclusion” income (within the meaning of Section 860E of the Code) of the Corporation that is allocable to a stockholder that is a “disqualified organization” (as defined in Section 860E(e)(5) of the Code), the board of directors may, in its sole and absolute discretion, cause the Corporation to allocate such tax solely to the stock held by such disqualified organization in the manner described in Treasury Regulation Section 1.860E-2(b)(4), by reducing from one or more distributions paid to such stockholder the tax incurred by the Corporation pursuant to Section 860E(e)(6) as a result of such stockholder’s stock ownership.

ARTICLE VIII

ADVISOR

Section 8.1.  Appointment and Initial Investment of Advisors. The board of directors may appoint one or more Advisors to direct and/or perform the day-to-day business affairs of the Corporation. The board of directors may exercise broad discretion in allowing an Advisor to administer and regulate the operations of the Corporation, to act as agent for the Corporation, to execute documents on behalf of the Corporation and to make executive decisions that conform to general policies and principles established by the board of directors. The term of retention of any Advisor shall not exceed one year, although there is no limit to the number of times that a particular Advisor may be retained. Before the Initial Public Offering of the Corporation, the Advisors or an affiliate of the Advisor shall have made the Initial Investment. The Advisors or any such Affiliate may not sell the equity interest acquired with its Initial Investment while such Advisor remains an Advisor but may transfer the interest in the Corporation acquired with its Initial Investment to its Affiliates.

Section 8.2.  Supervision of Advisors. The board of directors shall evaluate the performance of the Advisors before entering into or renewing an Advisory Agreement, and the criteria used in such evaluation shall be reflected in the minutes of the meetings of the board of directors. The Independent Directors Committee shall determine at least annually whether the total fees and expenses incurred by the Corporation are reasonable in light of the investment performance of the Corporation, its Net Assets, its Net Income and the fees and expenses of other comparable unaffiliated REITs. The Independent Directors Committee shall determine from time to time and at least annually that the compensation to be paid to an Advisor and its Affiliates is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by the Charter. Each such determination shall be reflected in the minutes of the meetings of the board of directors. The Independent Directors Committee shall also supervise the performance of the Advisors and its Affiliates and the compensation paid to them by the Corporation to determine that the provisions of the Advisory Agreement are being met. Each such determination shall be based on factors such as (a) the amount of the fee paid to the an Advisor in relation to the size, composition and performance of the Corporation’s portfolio; (b) the success of an Advisor in generating opportunities that meet the investment objectives of the Corporation; (c) rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services; (d) additional revenues realized by an Advisor and its Affiliates through their relationship with the Corporation, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Corporation or by others with whom the Corporation does business; (e) the quality and extent of service and advice furnished by the Advisors and its Affiliates; (f) the performance of the Corporation’s portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and (g) the quality of the Corporation’s portfolio relative to the investments generated by an Advisor for its own account. The Independent Directors Committee may also consider all other factors that it deems relevant, and its findings on each of the factors considered shall be recorded in the minutes of the board of directors. The board of directors shall determine whether any successor Advisor possesses sufficient qualifications to perform the advisory function for the Corporation and whether the compensation provided for in its contract with the Corporation is justified.

Section 8.3.  Fiduciary Obligations. The Advisors, including any sub-advisors, are fiduciaries of the Corporation and its stockholders.

Section 8.4.  Termination. Either the Independent Directors Committee (by majority vote) or an Advisor may terminate the Advisory Agreement on 60 days written notice without cause or penalty, and, in such event, the Advisor will cooperate with the Corporation and the board of directors in making an orderly transition of the advisory function.

Section 8.5.  Disposition Fee on Sale of Property. If an Advisor or a director or Sponsor or any Affiliate thereof provides a substantial amount of the services in the effort to sell the property of the Corporation, that Person may receive: (i) if a brokerage commission is paid to a Person other than an Affiliate of the Sponsor, an amount up to one-half of the total brokerage commissions paid but in no event an amount that exceeds 3% of the sales price of such property or properties or (ii) if no brokerage commission is paid to a Person other than an Affiliate of the Sponsor, an amount up to 3% of the sales price of such property or properties. In either case, however, the amount paid when added to all other commissions paid to unaffiliated parties in connection with such sale shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the sales price of such property or properties.

Section 8.6.  Incentive Fees. An interest in the gain from the sale of assets of the Corporation (as opposed to disposition fees, which are the subject of Section 8.5), for which full consideration is not paid in cash or property of equivalent value, may be paid to an Advisor or an entity affiliated with an Advisor provided that (a) the interest in the gain must be reasonable, and (b) if multiple Advisors are involved, incentive fees must be distributed by a proportional method reasonably designed to reflect the value added to the Corporation’s assets by each respective Advisor or its Affiliates. Such an interest in gain from the sale of assets of the Corporation shall be considered presumptively reasonable if it does not exceed 15% of the balance of such net proceeds remaining after payment to Common Stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the Common Stock, plus an amount equal to 6% of the original issue price of the Invested Capital per annum cumulative. For purposes of this Section, the original issue price of the Invested Capital shall be reduced by prior cash distributions to Common Stockholders of net proceeds from the sale of assets of the Corporation.

Section 8.7. Organization and Offering Expenses. The Corporation shall reimburse the Advisor and its Affiliates for Organization and Offering Expenses incurred by the Advisor or its Affiliates; provided, however, that the total amount of all Organization and Offering Expenses shall be reasonable and shall in no event exceed 15% of the Gross Proceeds of each Offering.

Section 8.8.  Acquisition Fees. The Corporation shall not purchase a property or invest in or make a mortgage loan if the combined Acquisition Fees and Acquisition Expenses incurred in connection therewith are not reasonable or exceed 6% of the Contract Purchase Price or, in the case of a mortgage loan, 6% of the funds advanced unless a majority of the board of directors (including a majority of the members of the Independent Directors Committee) not otherwise interested in the transaction approves the Acquisition Fees and Acquisition Expenses and determines the transaction to be commercially competitive, fair and reasonable to the Corporation.

Section 8.9.  Reimbursement for Total Operating Expenses. The Corporation may reimburse an Advisor, at the end of each fiscal quarter, for Total Operating Expenses incurred by an Advisor; provided, however that, following the later of the Commencement of the Initial Public Offering and the fourth fiscal quarter after the quarter in which the Corporation makes its first investment in an Asset, the Corporation shall not reimburse an Advisor at the end of any fiscal quarter for Total Operating Expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of two percent of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for such year. The Independent Directors Committee shall have the fiduciary responsibility of limiting Total Operating Expenses to amounts that do not exceed the 2%/25% Guidelines for such year unless it has made a finding by the Independent Directors Committee that, based on unusual and non-recurring factors that it deems sufficient, a higher level of expenses (an “Excess Amount”) is justified. Any such finding and the reasons in support thereof shall be reflected in the minutes of the meetings. After the end of any fiscal quarter of the Corporation for which there is an Excess Amount for the 12 months then ended, such fact shall be disclosed in writing and sent to the Common Stockholders within 60 days of such quarter-end (or shall be disclosed to the Common Stockholders in the next quarterly report of the Corporation or by filing a Current Report on Form 8-K with the Commission within 60 days of such quarter end), together with an explanation of the factors the Independent Directors Committee considered in determining that such Excess Amount was justified. In the event that the Independent Directors Committee does not determine that excess expenses are justified, the Advisor shall reimburse the Corporation at the end of the 12-month period the amount by which the aggregate annual expenses paid or incurred by the Corporation exceeded the 2%/25% Guidelines.

Section 8.10 Applicability of this Article. Notwithstanding anything to the contrary herein, and without limiting anything that is permitted under the MGCL even when not addressed in the Charter, Sections 8.4 through 8.9 of this Article VIII, shall apply only following the Commencement of the Initial Public Offering.

ARTICLE IX

INVESTMENT OBJECTIVES AND LIMITATIONS

Section 9.1.  Investment Objectives. The board of directors shall establish written policies on investments and borrowing and shall monitor the administrative procedures, investment operations and performance of the Corporation and its Advisor to assure that such policies are carried out. The Independent Directors Committee shall review the investment policies of the Corporation with sufficient frequency (not less often than annually) to determine that the policies being followed by the Corporation are in the best interests of the Common Stockholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the board of directors.

Section 9.2.  Limitations on Acquisitions. The consideration paid for any real property acquired by the Corporation will ordinarily be based on the fair market value of such property as determined by a majority of the members of the board of directors, or the approval of a majority of the members of a committee of the board of directors, provided that the members of the committee approving the transaction would also constitute a majority of the board of directors. In all cases in which a majority of the members of the Independent Directors Committee (by majority vote) so determine, and in all cases in which real property is acquired from an Advisor, a Sponsor, a Director or an Affiliate thereof, such fair market value shall be as determined by an Independent Expert selected by the Independent Directors Committee.

The Corporation may not purchase or lease properties in which an Advisor, a Sponsor, a Director or an Affiliate thereof has an interest without a determination by a majority of the board of directors (including a majority of the members of the Independent Directors Committee) not otherwise interested in the transaction that such transaction is fair and reasonable to the Corporation and at a price to the Corporation no greater than the cost of the property to the Affiliated seller or lessor unless there is substantial justification for the excess amount and such excess is reasonable. Notwithstanding the preceding sentence, in no event may the Corporation acquire any such property at an amount in excess of its current appraised value. An appraisal is “current” for purposes of the preceding sentence if obtained within the 12-month period preceding the transaction. If a property with a current appraisal is acquired indirectly from an Affiliated seller through the acquisition of securities in an entity that directly or indirectly owns the property, a second appraisal on the value of the securities of the entity shall not be required if (i) a majority of the board of directors (including a majority of the members of the Independent Directors Committee) not otherwise interested in the transaction determines that such transaction is fair and reasonable to the Corporation, (ii) the transaction is at a price to the Corporation no greater than the cost of the securities to the Affiliated seller, (iii) the entity has conducted no business other than the financing, acquisition and ownership of the property and (iv) the price paid by the entity to acquire the property did not exceed the current appraised value as determined by an Independent Expert.

Section 9.3.  Limitations on Sales to, and Joint Ventures with, Affiliates. The Corporation shall not transfer or lease assets to a Sponsor, an Advisor, a Director or an Affiliate thereof unless approved by a majority of the board of directors (including a majority of the members of the Independent Directors Committee) not otherwise interested in the transaction as being fair and reasonable to the Corporation. The Corporation may invest in a joint venture with a Sponsor, an Advisor, a Director or an Affiliate thereof; provided, however, that the Corporation may only so invest if a majority of the board of directors (including a majority of the members of the Independent Directors Committee) not otherwise interested in the transaction approves such investment as being fair and reasonable to the Corporation and on substantially the same terms and conditions as those received by other joint venturers.

Section 9.4.  Limitations on Other Transactions Involving Affiliates. A majority of the board of directors (including a majority of the members of the Independent Directors Committee) not otherwise interested in the transaction must conclude that all other transactions between the Corporation and a Sponsor, an Advisor, a Director or an Affiliate thereof are fair and reasonable to the Corporation and on terms and conditions not less favorable to the Corporation than those available from unaffiliated third parties.

Section 9.5.  Limitations on the Issuance of Options and Warrants. Following the Commencement of the Initial Public Offering, until the Common Stock of the Corporation is Listed, the Corporation shall not issue options or warrants to purchase Common Stock to an Advisor, a Director, the Sponsors or any Affiliate thereof, except on the same terms as such options or warrants are sold to the general public. The Corporation may issue options or warrants to persons other than an Advisor, a Director, the Sponsors or any Affiliate thereof prior to Listing the Common Stock, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the Independent Directors Committee has a market value less than the value of such option or warrant on the date of grant. Options or warrants issuable to an Advisor, a Director, the Sponsors or any Affiliate thereof shall not exceed an amount equal to 10% of the outstanding shares of Common Stock on the date of grant of any options or warrants.

Section 9.6.  Limitations on the Repurchase of Common Stock. The Corporation may voluntarily repurchase shares of Common Stock from its stockholders; provided, however, that such repurchase does not impair the capital or operations of the Corporation. The Corporation may not pay a fee to an Advisor, a Sponsor, a Director or an Affiliate thereof in connection with the Corporation’s repurchase of shares of Common Stock.

Section 9.7.  Limitations on Loans. The Corporation will not make any loans to a Sponsor, an Advisor, a Director or an Affiliate thereof except as provided in Section 9.11 or to wholly owned subsidiaries (directly or indirectly) of the Corporation. The Corporation will not borrow from such parties unless a majority of the board of directors (including a majority of the members of the Independent Directors Committee) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to the Corporation than loans between unaffiliated parties under the same circumstances. These restrictions on loans apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit the Corporation’s ability to advance reimbursable expenses incurred by Directors or officers or an Advisor or its Affiliates.

Section 9.8.  Limitations on Leverage. The aggregate borrowings of the Corporation, secured and unsecured, shall be reviewed by the board of directors at least quarterly. The maximum amount of such borrowings in relation to the Net Assets shall not exceed 300% in the absence of a satisfactory showing that a higher level of borrowings is appropriate. Any excess in borrowings over such 300% level shall be approved by the Independent Directors Committee (by majority vote) and disclosed to the Common Stockholders in the next quarterly report of the Corporation, along with justification for such excess.

Section 9.9.  Limitations on Investments in Equity Securities. The Corporation may not invest in equity securities unless a majority of the board of directors (including a majority of the members of the Independent Directors Committee) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable; provided, that an investment in equity securities of a “publicly traded entity” that is otherwise approved by a majority of the board of directors (including a majority of the members of the Independent Directors Committee) not otherwise interested in the transaction shall be deemed fair, competitive and commercially reasonable if such investment is made through a trade effected on a recognized securities market. This provision is not intended to limit (i) acquisitions effected through the purchase of all of the equity securities of an existing entity, (ii) the investment in wholly owned subsidiaries of the Corporation or (iii) investments in asset-backed securities. For the purpose of this section, a “publicly traded entity” shall mean any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system.

Section 9.10.  Limitations on Investments in Commodities Contracts. The Corporation may not invest in commodities or commodity futures contracts, except for futures contracts used solely for the purpose of hedging in connection with the Corporation’s ordinary business of investing in real estate assets and mortgages.

Section 9.11.  Limitations Regarding Mortgage Loans. The Corporation may not make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases in which the Independent Directors Committee (by majority vote) so determines, and in all cases in which the transaction is with an Advisor, a Director, a Sponsor or an Affiliate thereof, such an appraisal must be obtained from an Independent Expert concerning the underlying property. The Corporation shall keep the appraisal for at least five years and make it available for inspection and duplication by any Common Stockholder. In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title must be obtained. Further, the Advisor and the board of directors shall observe the following policies in connection with investing in or making mortgage loans:

(a)	The Corporation shall not invest in real estate contracts of sale, otherwise known as land sale contracts, unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

(b)	The Corporation shall not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Corporation, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless the board of directors determines that a substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the “aggregate amount of all mortgage loans outstanding on the property, including the loans of the Corporation,” shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

(c)	The Corporation may not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of an Advisor, a Sponsor, a Director or an Affiliate of the Corporation.

Section 9.12.  Limitations on Investments in Unimproved Real Property. The Corporation may not make investments in Unimproved Real Property or mortgage loans on Unimproved Real Property in excess of 10% of the Corporation’s total assets.

Section 9.13.  Limitations on Issuances of Securities. The Corporation may not (a) issue equity securities on a deferred payment basis or other similar arrangement; (b) issue debt securities in the absence of adequate cash flow to cover debt service unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to service that higher level of debt as determined by the board of directors or a duly authorized executive officer of the Corporation; (c) issue equity securities that are assessable after receipt by the Corporation of the consideration for which the board of directors authorized their issuance; or (d) issue equity securities redeemable solely at the option of the holder, which restriction has no effect on the Corporation’s ability to implement a share repurchase program. The Corporation may issue shares of Preferred Stock with voting rights; provided that, following the Commencement of the Initial Public Offering, when a privately issued share of Preferred Stock is entitled to vote on a matter with the holders of shares of Common Stock, the relationship between the number of votes per such share of Preferred Stock and the consideration paid to the Corporation for such share shall not exceed the relationship between the number of votes per any publicly offered share of Common Stock and the book value per outstanding share of Common Stock. Nothing in this Section 9.13 is intended to prevent the Corporation from issuing equity securities pursuant to a plan whereby the commissions on the sales of such securities are in whole or in part deferred and paid by the purchaser thereof out of future distributions on such securities or otherwise.

Section 9.14. Limitations on Underwriting. The Corporation may not engage in underwriting or the agency distribution of securities issued by others.

Section 9.15 Applicability of this Article. Notwithstanding anything to the contrary herein, and without limiting anything that is permitted under the MGCL even when not addressed in the Charter, Sections 9.2 through 9.12 of this Article IX shall apply only following the Commencement of the Initial Public Offering.

ARTICLE X

CONFLICTS OF INTEREST

Section 10.1.  Independent Directors Committee.

(a) During any time that the Corporation is advised by the Advisor, there shall be a committee (the “Independent Directors Committee”) of the board of directors composed of all of the Independent Directors. The Independent Directors Committee is authorized to select and retain its own legal and financial advisors. In addition to those other powers delegated to the Independent Directors Committee by the Charter or by the board of directors, the Independent Directors Committee may act on any matter that may be delegated to a committee under the MGCL. If a matter cannot be delegated to a committee under the MGCL but the Independent Directors Committee has determined that the matter at issue is such that the exercise of independent judgment by the Directors who are not Independent Directors could reasonably be compromised, both the board of directors and the Independent Directors Committee must approve the matter.

(b) When applicable, any action of the board of directors regarding Organization and Offering Expenses or the selection of an Independent Expert or the matters covered in any of Sections 5.9, 7.6, 8.1, 8.2, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 9.1, 9.2, 9.8, 10.1, 11.1, 12.2 or 12.3 shall require the approval of a majority of the Independent Directors Committee.

(c) The Independent Directors Committee may create a subcommittee of the Independent Directors Committee and delegate to the subcommittee any of the powers of the Independent Directors Committee. The members of any such subcommittee shall serve at the pleasure of the Independent Directors Committee.

Section 10.2.  Meetings of Independent Directors Committee. Any notice of a meeting of the board of directors shall be deemed to be a notice of a meeting of the Independent Directors Committee.

Section 10.3 Applicability of this Article. Notwithstanding anything to the contrary herein, and without limiting anything that is permitted under the MGCL even when not addressed in the Charter, Section 10.1(c) of this Article X shall apply only following the Commencement of the Initial Public Offering.

ARTICLE XI

STOCKHOLDERS

Section 11.1.  Meetings of Stockholders. There shall be an annual meeting of the stockholders, to be held at such time and place as shall be determined by or in the manner prescribed in the Bylaws, at which the Directors shall be elected and any other proper business may be conducted. The annual meeting will be held on a date that is a reasonable period of time following the distribution of the Corporation’s annual report to Stockholders but not less than 30 days after delivery of such report; the board of directors and the Independent Directors Committee shall take reasonable efforts to ensure that this requirement is met. A majority of the votes cast by the holders of shares of Capital Stock entitled to vote who are present in person or by proxy at an annual meeting of stockholders at which a quorum is present may, without the necessity for concurrence by the board of directors, vote to elect the Directors. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting on any matter constitutes a quorum. Special meetings of stockholders may be called in the manner provided in the Bylaws, including by the president (or equivalent) or by a majority of the Directors or a majority of the Independent Directors, and shall be called by the secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon written request of Common Stockholders entitled to cast not less than 10% of all the votes entitled to be cast on such matter at any such special meeting. Upon receipt of a written request stating the purpose of such special meeting, the secretary shall provide all stockholders within 10 days after receipt of said request, written notice, whether in person or by mail, of a special meeting and the purpose of such special meeting to be held on a date not less than 15 days nor more than 60 days after the delivery of such notice. If the meeting is called by written request as described in this Section 11.1, the special meeting shall be held at the time and place specified in the request; provided, however, that if none is so specified, at such time and place convenient to the stockholders.

Section 11.2.  Extraordinary Actions. Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of stockholders entitled to cast a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 11.3.  Voting Rights of Stockholders. The concurrence of the board of directors shall not be required in order for the Common Stockholders to remove Directors. Subject to the provisions of any class or series of Capital Stock then outstanding and the mandatory provisions of any applicable laws or regulations, the stockholders shall be entitled to vote only on the following matters: (a) election or removal of Directors, without the necessity for concurrence by the Board; (b) amendment of the Charter as provided in Article XIII; (c) dissolution of the Corporation; (d) merger, consolidation or conversion of the Corporation, or the sale or other disposition of all or substantially all of the Corporation’s assets; and (e) such other matters with respect to which the Board of Directors has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the Stockholders for approval or ratification. Without the approval of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter, the board of directors may not (a) amend the Charter to adversely affect the rights, preferences and privileges of the Common Stockholders; (b) amend the provisions of the Charter relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions; (c) liquidate or dissolve the Corporation other than before the initial investment in property; (d) sell all or substantially all of the Corporation’s assets other than in the ordinary course of the Corporation’s business or in connection with the liquidation or dissolution; or (e) cause the merger or other reorganization of the Corporation.

Section 11.4.  Voting Limitations on Shares Held by an Advisor, Directors and Affiliates. With respect to Capital Stock owned by an Advisor, a Director, or any of their Affiliates, following the Commencement of the Initial Public Offering, neither the Advisor, nor such Director, nor any of their Affiliates may vote or consent on matters submitted to the Stockholders regarding the removal of an Advisor, such Director or any of their Affiliates or any transaction between the Corporation and any of them. In determining the requisite percentage in interest of shares of Capital Stock necessary to approve a matter on which an Advisor, a Director or any of their Affiliates may not vote or consent, any shares of Capital Stock owned by any of them shall not be included.

Section 11.5.  Right of Inspection. Any Common Stockholder and any designated representative thereof shall be permitted access to the records of the Corporation to which it is entitled under applicable law at all reasonable times and may inspect and copy any such records for a reasonable charge. Inspection of the Corporation’s books and records by the office or agency administering the securities laws of a jurisdiction shall be permitted upon reasonable notice and during normal business hours.

Section 11.6.  Access to Stockholder List. An alphabetical list of the names, addresses and telephone numbers of the Common Stockholders, along with the number of shares of Common Stock held by each of them (the “Stockholder List”), shall be maintained as part of the books and records of the Corporation and, following the Commencement of the Initial Public Offering, subject to applicable law, shall be available for inspection by any Common Stockholder or the stockholder’s designated agent at the home office of the Corporation upon the request of the Common Stockholder. The Stockholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the Stockholder List shall be mailed to any Common Stockholder so requesting within 10 days of receipt by the Corporation of the request. The copy of the Stockholder List shall be printed in alphabetical order, on white paper and in a readily readable type size (in no event smaller than 10-point type). The Corporation may impose a reasonable charge for expenses incurred in reproduction pursuant to the stockholder request. A Common Stockholder may request a copy of the Stockholder List following the Commencement of the Initial Public Offering in connection with matters relating to stockholders’ voting rights and the exercise of stockholder rights under federal proxy laws or for any other proper purpose.

If the Advisor or the board of directors neglects or refuses to exhibit, produce or mail a copy of the Stockholder List as requested, the Advisor and/ or the board of directors, as the case may be, shall be liable to any Common Stockholder requesting the list for the costs, including reasonable attorneys’ fees, incurred by that stockholder for compelling the production of the Stockholder List and for actual damages suffered by any Common Stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is not for a proper purpose but is instead for the purpose of securing such list of stockholders or other information for the purpose of selling such list or copies thereof, or using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of the Corporation. The Corporation may require the stockholder requesting the Stockholder List to represent that the list is not requested for a commercial purpose unrelated to the stockholder’s interest in the Corporation. The remedies provided hereunder to stockholders requesting copies of the Stockholder List are in addition to, and shall not in any way limit, other remedies available to stockholders under federal law or the laws of any state.

Section 11.7.  Reports. The Corporation shall cause to be prepared and mailed or delivered to each Common Stockholder as of a record date after the end of the fiscal year and each holder of other publicly held securities of the Corporation within 120 days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after the Initial Public Offering of its securities that shall include: (a) financial statements prepared in accordance with generally accepted accounting principles that are audited and reported on by independent certified public accountants; (b) the ratio of the costs of raising capital during the period to the capital raised; (c) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisors and any Affiliate of an Advisor by the Corporation, including fees or charges paid to an Advisor and any Affiliate of such Advisor by third parties doing business with the Corporation; (d) the Total Operating Expenses of the Corporation, stated as a percentage of Average Invested Assets and as a percentage of its Net Income; (e) a report from the Independent Directors Committee that the policies being followed by the Corporation are in the best interests of its Common Stockholders and the basis for such determination; and (f) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Corporation and an Advisor, Sponsor, a director or any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors Committee shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions. Alternatively, such information may be provided in a proxy statement delivered with the annual report. The board of directors, including the Independent Directors, shall take reasonable steps to ensure that the requirements of this Section 11.7 are met. The annual report may be delivered by any reasonable means, including through an electronic medium. Electronic delivery of the annual report or proxy statement shall comply with any then-applicable rules of the Commission.

Section 11.8.  Rights of Objecting Stockholders. Holders of shares of Capital Stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL unless the board of directors, upon the affirmative vote of a majority of the entire board of directors, shall determine that such rights shall apply, with respect to all or any classes or series of Capital Stock, to a particular transaction or all transactions occurring after the date of such determination in connection with which holders of such shares of Capital Stock would otherwise be entitled to exercise such rights.

Section 11.9. Liability of Stockholders. The shares of Common Stock shall be non-assessable by the Corporation upon receipt by the Corporation of the consideration for which the board of directors authorized their issuance.

Section 11.10. Tender Offers.

(i)       If any stockholder of the Corporation makes a tender offer for shares of Capital Stock, including, without limitation, a “mini-tender” offer, such stockholder (a “Bidder”) must comply with all of the provisions set forth in Regulation 14D of the Exchange Act, including, without limitation, disclosure and notice requirements, which would be applicable if the tender offer was for more than 5% of the outstanding shares of such class or series of Capital Stock, provided, however, that such documents are not required to be filed with the Commission. In addition, any Bidder must provide notice to the Corporation at least 10 Business Days prior to initiating any such tender offer. If any Bidder initiates a tender offer without complying with the provisions set forth above (a “Non-Compliant Tender Offer”), the Corporation may elect to publish, send or give to stockholders a statement (a “Position Statement”) disclosing that the Corporation (a) recommends acceptance or rejection of the Non-Compliant Tender Offer, (b) expresses no opinion and is remaining neutral toward the Non-Compliant Tender Offer, or (c) is unable to take a position with respect to the Non-Compliant Tender Offer. If the Corporation issues a Position Statement but does not recommend acceptance of the Non-Compliant Tender Offer, then the Corporation may elect to cause the rescission provisions of paragraph (ii) of this Section 11.10 to be applicable by providing notice of such election within ten (10) business days of the Corporation becoming aware of the commencement of the Non-Compliant Tender Offer:

(ii)       If any Person who tendered shares of Capital Stock in connection with the Non-Compliant Tender Offer delivers a notice (a “Rescission Notice”) to the Corporation within 30 days of issuance of the Position Statement indicating a desire to rescind such Person’s tender, then such purported tender shall be void ab initio and the Bidder shall acquire no rights in such shares of Capital Stock. Until the expiration of this 30-day period, the Corporation shall not record a transfer of Shares to the Bidder or its assignee in connection with the tender offer.

(iii)       In addition, unless waived by the Corporation, any stockholder of the Corporation who makes a Non-Compliant Tender Offer that is not recommended by the Corporation in the Position Statement shall be responsible for all expenses incurred by the Corporation in connection with (x) its review and consideration of the Non-Compliant Tender Offer, including board of directors meeting costs and the costs of counsel and financial advisors, (y) the publication and/or distribution of the Position Statement, including printing and mailing costs, and (z) the enforcement of the provisions of this Section 11.10. In addition to the remedies provided herein, the Corporation may seek injunctive relief, including, without limitation, a temporary or permanent restraining order, in connection with any Non-Compliant Tender Offer.

(iv)       This Section 11.10 shall be of no force or effect with respect to any shares of Capital Stock that are then Listed.

ARTICLE XII

LIABILITY OF DIRECTORS,
OFFICERS, ADVISORS AND OTHER AGENTS

Section 12.1.  Limitation of Director and Officer Liability. Except as prohibited by Maryland law or the restrictions provided in Section 12.3, no Director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Section 12.1, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Section 12.1, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

Section 12.2.  Indemnification.

(a)       Except as prohibited by Maryland law or the restrictions provided in Section 12.2(b), Section 12.3 and Section 12.4, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to: (i) any individual who is a present or former Director or officer of the Corporation; (ii) any individual who, while a Director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise; or (iii) an Advisor or any of its Affiliates acting as an agent of the Corporation, from and against any claim or liability to which such indemnitee may become subject or which such indemnitee may incur by reason of the indemnitee’s service in such capacity. Except as provided in Section 12.2(b), Section 12.3 and Section 12.4, the Corporation shall have the power with the approval of the board of directors to provide such indemnification and advancement of expenses to any Person who served a predecessor of the Corporation in any of the capacities described above or to any employee or agent of the Corporation or a predecessor of the Corporation or any employee of an Advisor or any of such Advisor’s Affiliates acting as an agent of the Corporation. The indemnification and payment or reimbursement of expenses provided in the Charter shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance or agreement or otherwise.

(b)       Notwithstanding the foregoing, the Corporation shall not indemnify a Director, an Advisor or any Affiliate of the Advisor or the Corporation or any Person acting as a broker-dealer for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Corporation were offered or sold as to indemnification for violations of securities laws.

(c)         The rights of a Director or officer to indemnification and advance of expenses provided hereby shall vest immediately upon election of such Director or officer. No amendment of the Charter or repeal of any of its provisions shall limit or eliminate the right of indemnification or advancement of expenses provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

Section 12.3.       Limitation on Exculpation and Indemnification. Notwithstanding the foregoing, the Corporation shall not provide for indemnification of a Director, an Advisor or any Affiliate of an Advisor or the Corporation for any liability or loss suffered by any of them, nor shall any of them be held harmless for any loss or liability suffered by the Corporation, unless all of the following conditions are met:

(1)	Such Director, such Advisor or such Affiliate of an Advisor or the Corporation has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Corporation.

(2)	Such Director, such Advisor or such Affiliate of an Advisor or the Corporation was acting on behalf of or performing services for the Corporation.

(3)	Such liability or loss was not the result of:

(x) negligence or misconduct by such Director (excluding an Independent Director), such Advisor or such Affiliate of an Advisor or the Corporation; or

(y) gross negligence or willful misconduct by an Independent Director.

(4)	Such indemnification or agreement to hold harmless is recoverable only out of the Corporation’s net assets and not from its Common Stockholders.

Section 12.4.  Limitation on Payment of Expenses. The Corporation shall pay or reimburse reasonable legal expenses and other costs incurred by a Director, an Advisor or any Affiliate of an Advisor or the Corporation in advance of the final disposition of a proceeding only if all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Corporation, (b) the legal proceeding was initiated by a third party who is not a Common Stockholder or, if by a Common Stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) such Director, such Advisor or such Affiliate of an Advisor or the Corporation provides the Corporation with written affirmation of his, her or its good faith belief that he, she or it has met the standard of conduct necessary for indemnification by the Corporation as authorized by Section 12.2(a) hereof and undertakes to repay the amount paid or reimbursed by the Corporation, together with the applicable legal rate of interest thereon, if it is ultimately determined that he, she or it is not entitled to indemnification.

ARTICLE XIII

AMENDMENT

Subject to Section 11.3, the Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any outstanding shares of Capital Stock.

ARTICLE XIV

GOVERNING LAW; EXCLUSIVE FORUM

Section 14.1.  Governing Law. The rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof; provided that the foregoing choice of law shall not restrict the application of any state’s securities laws to the sale of securities to its residents or within such state.

Section 14.2. Exclusive Forum for Certain Litigation. Unless the Corporation consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland (the “Maryland Court”) or, if the Maryland Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, shall be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the MGCL, other than any action arising under federal securities laws, including, without limitation, (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action or proceeding asserting a claim of breach of any duty owed by any Director or officer or other employee of the Corporation to the Corporation or to the stockholders of the Corporation or (iii) any action or proceeding asserting a claim arising pursuant to any provision of the MGCL or the Charter or Bylaws, or (b) any action or proceeding asserting a claim that is governed by the internal affairs doctrine, and any record or beneficial stockholder of the Corporation who is a party to such an action or proceeding in the Maryland Court shall cooperate in any request that the Corporation may make that the action or proceeding be assigned to the Maryland Court’s Business and Technology Case Management Program. None of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland unless the Company consents in writing to such court.

ARTICLE XV

ROLL-UP TRANSACTIONS

Section 15.1  Limitations on Roll-Up Transactions. In connection with any proposed Roll-Up Transaction, an appraisal of all of the Corporation’s assets shall be obtained from a competent Independent Expert. If the appraisal will be included in a Prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Commission and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. The Corporation’s assets shall be appraised on a consistent basis. The appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of the assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Corporation and its stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction shall offer to each Common Stockholder who votes against the proposed Roll-Up Transaction the choice of:

(a)       accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

(b)       one of the following:

(i)       remaining as a Common Stockholder and preserving its interests therein on the same terms and conditions as existed previously; or

(ii)      receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of the Net Assets of the Corporation.

The Corporation is prohibited from participating in any proposed Roll-Up Transaction:

(a)       that would result in the Common Stockholders having democracy rights in a Roll-Up Entity that are less than the rights set forth in Sections 11.1, 11.3, 11.4, 11.5 and 11.6 hereof;

(b)       that includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares of Common Stock held by that investor;

(c)       in which investors’ rights of access to the records of the Roll-Up Entity will be less than those described in Section 11.6 hereof; or

(d)       in which any of the costs of the Roll-Up Transaction would be borne by the Corporation if the Roll-Up Transaction is rejected by the Common Stockholders.

Section 15.2 Applicability of this Article. Notwithstanding anything to the contrary herein, and without limiting anything that is permitted under the MGCL even when not addressed in the Charter, Section 15.1 of this Article XV shall apply only following the Commencement of the Initial Public Offering.

FOURTH: The amendment and restatement of the charter of the Corporation as hereinabove set forth have been duly advised and approved by the board of directors and approved by the stockholder of the Corporation as required by law.

FIFTH: The current address of the principal office of the Corporation is as set forth in Article III of the foregoing amendment and restatement of the charter.

SIXTH: The name and address of the Corporation’s current resident agent are as set forth in Article III of the foregoing amendment and restatement of the charter.

SEVENTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Section 7.1 of the foregoing amendment and restatement of the charter.

EIGHTH: The total number of shares of stock which the Corporation had authority to issue immediately prior to the foregoing amendment and restatement of the charter of the Corporation was 1,100,000,000, consisting of 1,000,000,000 shares of Common Stock, $0.001 par value per share, and 100,000,000 shares of Preferred Stock, $0.001 par value per share. The aggregate par value of all authorized shares of stock having par value was $1,100,000.

NINTH: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the charter of the Corporation is 1,100,000,000, consisting of 1,000,000,000 shares of common stock, $0.001 par value per share, 200,000,000 of which are classified as shares of Class A Common Stock, 250,000,000 of which are classified as shares of Class I Common Stock, 200,000,000 of which are classified as shares of Class D Common Stock, 100,000,000 of which are classified as shares of Class E Common Stock, 50,000,000 of which are classified as shares of Class FA Common Stock and 200,000,000 of which are classified as shares of Class T Common Stock, and 100,000,000 shares of preferred stock, $0.001 par value per share. The aggregate par value of all authorized shares of stock having par value is $1,100,000.

TENTH: The undersigned acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters and facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, CNL Strategic Residential Credit, Inc., has caused the foregoing Articles of Amendment and Restatement to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 28th day of May, 2025.

CNL STRATEGIC RESIDENTIAL CREDIT, INC.

By:	/s/ Chirag Bhavsar	(SEAL)
Chirag J. Bhavsar
Chief Executive Officer

ATTEST

By:	/s/ Bradley S. Yochum
Bradley S. Yochum
Secretary

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